                                                                 Exhibit 4.1(b)

                                                                Execution Copy


                                 AMENDMENT NO. 2

       AMENDMENT NO. 2 dated as of October 1, 2001, between METROMEDIA FIBER NETWORK, INC., a Delaware corporation (the "ISSUER"), each of the Guarantors listed on the signature pages hereto under the caption "GUARANTORS" (each a "GUARANTOR" and, collectively, the "GUARANTORS", and the Guarantors collectively with the Issuer, the "OBLIGORS"), each of the purchasers whose names appear on the signature pages hereto under the caption "PURCHASERS" (each a "PURCHASER" and, collectively, the "PURCHASERS") and Citicorp USA, Inc., as administrative agent (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

       The Issuer, the Guarantors, the Purchasers and the Administrative Agent are parties to a Note and Guarantee Agreement dated as of September 6, 2001 (as heretofore amended, the "NOTE AND GUARANTEE AGREEMENT") providing, subject to the terms and conditions thereof, for the purchase of notes in an aggregate principal amount equal to $150,000,000. The parties hereto wish to amend the Note and Guarantee Agreement in certain respects and, accordingly, hereby agree as follows:

       Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 2, terms defined in the Note and Guarantee Agreement are used herein as defined therein.

       Section 2. AMENDMENTS. Subject to the execution and delivery hereof by each of the parties hereto, the Note and Guarantee Agreement shall be amended as follows:

       2.01. References in the Note and Guarantee Agreement (including references to the Note and Guarantee Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Note and Guarantee Agreement as amended hereby.

       2.02. DEFINITIONS. The following definitions (to the extent already in Section 1.01 of the Note and Guarantee Agreement) are hereby amended in their entirety and (to the extent not already in Section 1.01 of the Note and Guarantee Agreement) are hereby inserted in said Section 1.01 in the appropriate alphabetical location as follows:

              "APPLICABLE MARGIN" means, for any day, (i) 4.50% with respect to any Base Rate Portions and (ii) 5.50% with respect to any Eurodollar Rate Portions, PROVIDED that at all times after December 31, 2005, the Applicable Margin shall be (iii) 6.50% with respect to any Base Rate Portions and (ii) 7.50% with respect to any Eurodollar Rate Portions.

              "DEFAULT" means any Event of Default and any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

              "MATERIAL AGREEMENT" means, collectively, (a) the Senior Notes and the Subordinated Notes (and any indenture relating thereto), (b) the Nortel Agreement and the other Vendor Agreements, (c) the Verizon Agreement and Verizon Debt Agreement, (d) any agreement with a vendor or contractor pursuant to which the Issuer reasonably anticipates that the Issuer and its Subsidiaries will purchase in the aggregate more than $50,000,000 of equipment or

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                                      -2-


       construction services, (e) any agreement providing for the sale or lease of fiber or internet infrastructure services by the Issuer or any Restricted Subsidiary for aggregate consideration of $50,000,000 or more,
       (f) the agreements and instruments entered into pursuant to Section 3.01(l) and (g) the other agreements listed in Schedule 4.01(k).

              "SENIOR SECURITY DOCUMENTS" means (a) the Junior Intercreditor and Collateral Agency Agreement, (b) the Verizon Intercreditor Agreement, (c) the Senior Security Agreement, (d) the Senior Mortgages and (e) each other security agreement, pledge agreement, mortgage, deed of trust, assignment agreement and other instrument (including any Uniform Commercial Code financing statements) being executed concurrently herewith or from time to time hereafter providing for the grant of liens and security interests (or the recordation thereof) by any of the Obligors in favor of the Administrative Agent on property of the Obligors as collateral security for any of the obligations of the Obligors hereunder.

              "SUBORDINATED NOTES" means (i) the $300,000,000 6.15% Series A Convertible Subordinated Notes due 2010 and (ii) the $675,281,000 6.15% Series B Convertible Subordinated Notes due 2010, both issued by the Issuer pursuant to an Indenture dated as of October 1, 2001.

              "VERIZON AGREEMENT" means the Fiber Optics Private Network Agreement dated as of October 7, 1999 between Verizon Global Networks Inc. (formerly known as Bell Atlantic Global Networks, Inc.) and Metromedia Fiber Network Services, Inc., as the same has been amended pursuant to (a) a letter agreement dated June 20, 2000 between the Issuer, Metromedia Fiber Network Services, Inc. and Verizon Global Networks Inc. under which a portion of the Contract Minimum under said Fiber Optics Private Network Agreement is allocated to and assumed by Genuity Network Inc., (b) by Amendment No. 1 thereto and (c) an Amendment No. 2 thereto to be executed and delivered on the Closing Date as contemplated by the last sentence of Section 3.01(m). References in this Agreement to the "Verizon Agreement" shall refer to said Fiber Optics Private Network Agreement as so allocated between Verizon Global Networks Inc. and Genuity Networks, Inc.

              "VERIZON INDENTURE" has the meaning specified in the Verizon Intercreditor Agreement.

              "VERIZON INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of October 1, 2001 between the Issuer, the Administrative Agent and Wilmington Trust Company, as trustee for the Verizon Noteholders referred to therein, which Intercreditor Agreement is executed pursuant to the requirements of Section 3.01(m).

       Section 2.03. DEFINITION OF "NET AVAILABLE PROCEEDS". Clause (a)(2) of the definition of "Net Available Proceeds" in Section 1.01 of the Note and Guarantee Agreement is hereby amended in its entirety to read as follows:

              "(2) such Net Available Proceeds shall be net of any repayments of Indebtedness by the Issuer and its Restricted Subsidiaries to the extent that such Indebtedness is secured by a Lien (other than a Lien under, or subject to the provisions of, the Junior Security Documents) on the property that is the subject of such Asset Sale and, in the case of any sale of allocated capacity on the Japan-US Cable Network, net of any amounts required under Section 5.24 of the

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                                      -3-


       Verizon Indenture (as the Verizon Indenture is in effect on the Closing Date and without giving effect to any modifications or supplements thereto after the Closing Date) to be deposited into the Disbursement Account under and as defined in the Verizon Intercreditor Agreement; and"

       Section 2.04. INTEREST RATE. A new paragraph is hereby inserted at the end of Section 2.05(a) of the Note and Guarantee Agreement to read as follows:

              "Notwithstanding the foregoing, in no event shall the rate of interest in respect of the Base Rate Portion or Eurodollar Portion of any Note at any time be less than 8.00% per annum."

       Section 2.05. VERIZON DEBT AGREEMENT. Section 3.01(m) of the Note and Guarantee Agreement is hereby amended in its entirety to read as follows:

              "(m) VERIZON DEBT AGREEMENT. Evidence that the Issuer shall have received net cash proceeds in an amount at least equal to $50,000,000 from the issuance at par of secured Indebtedness, pursuant to agreements (including all related shareholder, registration right and other agreements) in form and substance satisfactory to the Purchasers, with the terms and conditions applicable to such Indebtedness being satisfactory in form and substance to each purchaser, it being understood that such Indebtedness shall be incurred by the Issuer to finance the monetary obligations due under the C&MA in connection with the Phase II Upgrade, including to the extent specifically set forth on Schedule I attached to the Depositary Agreement or to pay Network O&M Costs and after the occurrence of the Phase II RFS Date, to finance Network O&M Costs or to finance all or part of the cost of the engineering, construction, installation, acquisition, lease, development or improvement of Telecommunications Assets and shall be secured by all of the Issuer's right, title and interest in the Japan-US Cable Network and related assets and that, in connection therewith, Verizon, Inc. (or the respective affiliate party thereto) shall have entered into intercreditor arrangements satisfactory to the Administrative Agent with respect to the Japan-US Cable Network and such related assets. In addition, to the extent that the Verizon Agreement shall be modified or supplemented in connection with the execution and delivery of the Verizon Debt Agreement, each Purchaser shall have received a copy of such modification or supplement and such modification or supplement shall be satisfactory in form and substance to each Purchaser."

       Section 2.06. CERTAIN INDEBTEDNESS. Sections 6.01(a)(ii) and 6.01(b)(ii) of the Note and Guarantee Agreement are hereby amended in their entirety to read as follows:

              "(a)(ii) existing Indebtedness of the Issuer as listed on a schedule to be prepared on or before the Closing Date, the contents of which schedule shall be in form and substance satisfactory to each Purchaser;

              "(b)(ii) existing Indebtedness of the Restricted Subsidiaries as listed on a schedule to be prepared on or before the Closing Date, the contents of which schedule shall be in form and substance satisfactory to each Purchaser."

       Section 2.07. CERTAIN LIENS. Clauses (d) and (h) of Section 6.02 of the Note and Guarantee Agreement are hereby amended in their entirety to read as follows:

              "(d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings so long as the aggregate amount of all such Liens shall not at any time exceed the sum of (i) $5,000,000 PLUS (ii) with respect to any such Liens outstanding on the Closing Date (but not any such Liens arising after the Closing Date), an additional $2,100,000

              (h) Liens securing Indebtedness permitted under Section 6.01(a)(v) and (ix) and 6.01(b)(iv), so long as (i) in the case of Sections 6.01(a)(v) and 6.01(b)(iv), such Liens cover only the assets engineered, constructed, installed, acquired, developed or improved with such Indebtedness and (ii) in the case of Section 6.01(a)(ix), such Liens cover only property constituting "Verizon Collateral" in accordance with the requirements of the Verizon Intercreditor Agreement;".

       Section 2.08. INVESTMENTS. Clauses (ii) and (iv) of Section 6.05(a) of the Note and Guarantee Agreement are hereby amended in their entirety to read as follows:

              "(ii) cash and Cash Equivalents, PROVIDED that all such cash and Cash Equivalents of the Obligors (other than (A) up to $1,000,000 that may be held in operating deposit accounts, (B) up to $2,200,000 that may be pledged to secure obligations in respect of letters of credit issued by The Chase Manhattan Bank, (C) up to $9,720,000 that may be pledged to secure obligations in respect of letters of credit issued by Citibank, N.A. (or by affiliates of Citibank, N.A.), (D) up to $2,000,000 that may be pledged to secure obligations in respect of letters of credit issued by Silicon Valley Bank and (E) the balance from time to time standing to the credit of the Verizon Disbursement Account under and as define in the Verizon Intercreditor Agreement) is held in the Collateral Accounts under and as defined in the Senior Security Agreement);

              (iv) Investments by the Obligors in Metromedia Fiber Network (Bermuda) Ltd., a Bermuda company and a Wholly Owned Restricted Subsidiary, required under the consortium arrangements for the undersea cables of TAT-14 and APCN-2 of which Metromedia Fiber Network (Bermuda) Ltd. is a member, in an aggregate amount (x) not to exceed $28,000,000 during the period commencing on the date hereof through and including December 31, 2001 and (y) not to exceed $38,000,000 during the period commencing on the date hereof through and including December 31, 2002;".

       Section 2.09. SALES OF ASSETS. A new paragraph is hereby inserted at the end of Section 6.06(a) of the Note and Guarantee Agreement to read as follows:

              "Notwithstanding the foregoing, the Issuer will not, and will not permit any of its Subsidiaries to, sell any ownership interest in any allocated capacity in respect of the Japan-US Cable Network if the same would require that the Issuer make an offer to purchase the notes issued under the Verizon Debt Agreement pursuant to Section 5.24 of the Verizon Indenture (as the Verizon Indenture is in effect on the Closing Date and without giving effect to any modifications or supplements thereto after the Closing Date)."

       Section 2.10. MODIFICATIONS TO CERTAIN AGREEMENTS. Section 6.12 of the Note and Guarantee Agreement is hereby amended in its entirety to read as follows:

              "Section 6.12. MODIFICATIONS TO CERTAIN AGREEMENTS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to permit any waiver, supplement, modification, amendment, termination or release of (i) the Senior Notes or the Subordinated Notes (or any indenture relating thereto), (ii) the Nortel Agreement, (iii) the Verizon Debt Agreement and the Verizon Agreement, if, in the case of any modification to the Verizon Agreement, the same would result in (or would reasonably be expected to result in) the reduction of the aggregate amounts payable under the Verizon Agreement to the Issuer and its Restricted Subsidiaries during calendar years 2001 and 2002 by more than 10% in either of such years, (iv) the agreements referred to in Section 3.01(l) hereto pursuant to which the Issuer is to issue unsecured convertible debt or equity under the conditions set forth in such Section 3.01(l) or (v) any other Material Agreement, or its articles, charter or by-laws, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release under this clause (v) could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Issuer will not issue any shares of Disqualified Stock."

       Section 2.11. REFERENCES TO CITIBANK USA. The references on the signature page of the Note and Guarantee Agreement and in Schedule I thereto to "Citibank USA" are deleted and "Citicorp USA" inserted in lieu thereof.

       Section 2.12. SCHEDULES. Schedules 4.01(k) and 4.01(v) to the Note and Guarantee Agreement shall be amended to read in their entirety as set forth in Schedules 4.01(k) and 4.01(v) hereto.

       Section 3. CONSENT TO AMENDMENT TO NORTEL AGREEMENT. The Purchasers hereby consent to an amendment to the Nortel Agreement in substantially the form of Exhibit A hereto.

       Section 4. SCHEDULES. The Purchasers hereby confirm that Schedules 4.01(j) [Litigation], 6.01 [Existing Indebtedness], 6.02 [Liens] and 6.08 [Restrictive Agreements], set forth on Exhibits A through D respectively, are in form and substance satisfactory to each Purchaser for purposes of Sections 4.01(j), 6.01(a)(ii), 6.01(b)(ii), 6.02(b) and 6.08(i).

       Section 5. MISCELLANEOUS. Except as herein provided, the Note and Guarantee Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

       IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.


                                         METROMEDIA FIBER NETWORK, INC.


                                         By /s/ Nick Tanzi
                                            ---------------------------------
                                            Name:  Nick Tanzi
                                            Title: President and CEO


                                   GUARANTORS


METROMEDIA FIBER NETWORK                 METROMEDIA FIBER NATIONAL
   SERVICES, INC.                          NETWORK, INC.


By /s/ Nick Tanzi                           By /s/ Nick Tanzi
   ---------------------------------        ---------------------------------
   Name:  Nick Tanzi                        Name:  Nick Tanzi
   Title: President and CEO                 Title: President and CEO


ABOVENET COMMUNICATIONS INC.             PAIX.NET, INC.


By /s/ Nick Tanzi                           By /s/ Nick Tanzi
   ---------------------------------        ---------------------------------
   Name:  Nick Tanzi                        Name:  Nick Tanzi
   Title: President and CEO                 Title: President and CEO


METROMEDIA FIBER NETWORK                 SITESMITH INC.
  OF NEW JERSEY, INC.


By /s/ Nick Tanzi                           By /s/ Nick Tanzi
   ---------------------------------        ---------------------------------
   Name:  Nick Tanzi                        Name:  Nick Tanzi
   Title: President and CEO                 Title: President and CEO

MFN OF UTAH L.L.C.                       MFN OF VA, L.L.C.


By /s/ Nick Tanzi                           By /s/ Nick Tanzi
   ---------------------------------        ---------------------------------
   Name:  Nick Tanzi                        Name:  Nick Tanzi
   Title: President and CEO                 Title: President and CEO


METROMEDIA FIBER NETWORK                 METROMEDIA FIBER NETWORK
   OF ILLINIOS, INC.                       INTERNATIONAL, INC.


By /s/ Nick Tanzi                           By /s/ Nick Tanzi
   ---------------------------------        ---------------------------------
   Name:  Nick Tanzi                        Name:  Nick Tanzi
   Title: President and CEO                 Title: President and CEO


MFN EUROPE FINANCE, INC                  MFN INTERNATIONAL, L.L.C.


By /s/ Nick Tanzi                           By /s/ Nick Tanzi
   ---------------------------------        ---------------------------------
   Name:  Nick Tanzi                        Name:  Nick Tanzi
   Title: President and CEO                 Title: President and CEO


MFN JAPAN BACKHAUL, INC.                 MFN PURCHASING, INC.


By /s/ Nick Tanzi                           By /s/ Nick Tanzi
   ---------------------------------        ---------------------------------
   Name:  Nick Tanzi                        Name:  Nick Tanzi
   Title: President and CEO                 Title: President and CEO


                                         THE ADMINISTRATIVE AGENT


                                         CITICORP USA, INC., as Administrative
                                           Agent


                                         By /s/ Caesar W. Wyszomirski
                                            ---------------------------------
                                            Name:  Caesar W. Wyszomirski
                                            Title: Vice-President

                                         PURCHASERS

                                         CITICORP USA, INC.


                                         By /s/ Caesar W. Wyszomirski
                                            ---------------------------------
                                            Name:  Caesar W. Wyszomirski
                                            Title: Vice-President

                                         MERRILL LYNCH GLOBAL
                                           ALLOCATION FUND, INC.


                                         By /s/ Lisa Ann O'Donnell
                                            ---------------------------------
                                            Lisa Ann O'Donnell
                                            Director, Merrill Lynch Investment
                                              Managers
                                            Authorized Signatory

                                         MERRILL LYNCH EQUITY/CONVERTIBLE
                                           SERIES GLOBAL ALLOCATION
                                           PORTFOLIO


                                         By /s/ Lisa Ann O'Donnell
                                            ---------------------------------
                                            Lisa Ann O'Donnell
                                            Director, Merrill Lynch Investment
                                              Managers
                                            Authorized Signatory

                                         MERRILL LYNCH VARIABLE SERIES
                                           FUNDS, INC. (MERRILL LYNCH GLOBAL
                                           ALLOCATION FOCUS FUND)


                                         By /s/ Merrill Lynch
                                            ---------------------------------
                                                              , Merrill Lynch
                                            Investment
                                            Managers
                                            Authorized Signatory

                                         MERRILL LYNCH SERIES FUND, INC.
                                           (GLOBAL ALLOCATION STRATEGY
                                           PORTFOLIO)


                                         By /s/ Lisa Ann O'Donnell
                                            ---------------------------------
                                            Lisa Ann O'Donnell
                                            Director, Merrill Lynch Investment
                                              Managers
                                            Authorized Signatory

                                         JOHN W. KLUGE, CHASE MANHATTAN
                                           BANK AND STUART SUBOTNICK,
                                           TRUSTEES UNDER A TRUST
                                           AGREEMENT BETWEEN JOHN W KLUGE,
                                           AS GRANTOR AND JOHN W. KLUGE AND
                                           MANUFACTURERS HANOVER TRUST
                                           COMPANY, AS TRUSTEES, DATED MAY
                                           30, 1984, AS AMENDED AND RESTATED


                                         By /s/ Stuart Subotnick
                                            ---------------------------------
                                            Name:  Stuart Subotnick
                                            Title: Trustee

                           AMENDMENT TO NOTE AGREEMENT

       This AMENDMENT TO NOTE AGREEMENT (this "AMENDMENT") is made and entered into effective as of September 28, 2001, by and among METROMEDIA FIBER NETWORK SERVICES, INC. (the "ISSUER"), a Delaware corporation, each of the purchasers which is a party hereto (as evidenced by the signature pages of this Agreement) or which may from time to time become a party to the Note Agreement as a purchaser or any successor or assignee thereof (individually, a "PURCHASER" and, collectively, the "PURCHASERS"), and NORTEL NETWORKS INC., a Delaware corporation, as administrative agent for itself and the other Purchasers (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                                    RECITALS:

       A. Pursuant to that certain Note Agreement dated as of September 19, 2001, by and among the Issuer, the Purchasers and the Administrative Agent (as amended, the "Note Agreement"), the Purchasers agreed to purchase notes issued by the Issuer in the aggregate principal amount of $231,036,842.

       B. The parties hereto desire to amend the Note Agreement in certain respects.

                                   AGREEMENTS:

       NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. TERMS DEFINED. Unless otherwise defined or stated in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Note Agreement (as amended by this Amendment).

       2. AMENDMENT TO SECTION 1.01.

       (a) The following definitions set forth in Section 1.01 of the Note Agreement are hereby amended and restated to read in their entirety as follows:

              "`HOLDINGS SUBORDINATED NOTES' means (a) the $972,281,000 6.15% Convertible Subordinated Notes due 2010 issued by Holdings pursuant to an indenture dated as of March 6, 2000 and (b) (i) the $300,000,000 6.15% Series A Convertible Subordinated Notes due 2010 and (ii) the $675,281,000 6.15% Series B Convertible Subordinated Notes due 2010, both issued by Holdings pursuant to an Indenture dated as of September 28, 2001."

              "`MATERIAL AGREEMENT' means, collectively, (a) the Holdings Senior Notes and the Holdings Subordinated Notes (and any indenture relating thereto), (b) the Note

       Documents, (c) the Vendor Agreements, (d) the Verizon Agreement and the Verizon Debt Agreement, (e) any agreement with a vendor or contractor pursuant to which Holdings reasonably anticipates that Holdings and its Subsidiaries will purchase in the aggregate more than $50,000,000 of equipment or construction services, (f) any agreement providing for the sale or lease of fiber by Holdings or any Restricted Subsidiary for aggregate consideration of $50,000,000 or more, (g) the Holdings Convertible Debt or Equity Documents, (h) the Holdings Notes Documents,
       (i) the agreements and instruments entered into pursuant to Section 3.01, and (j) the other agreements listed in Schedule 4.01(k)."

       (b) Clause (a)(ii) of the definition of "Net Available Proceeds" in
Section 1.01 of the Note Agreement is hereby amended and restated to read in its entirety as follows:

              "(ii) such Net Available Proceeds shall be net of any repayments of Indebtedness by Holdings and its Restricted Subsidiaries to the extent that such Indebtedness is secured by a Lien (other than a Lien under, or subject to the provisions of, the Junior Security Documents) on the property that is the subject of such Asset Sale and, in the case of any sale of allocated capacity on the Japan-US Cable Network, net of any amounts required under Section 5.24 of the Verizon Indenture (as the Verizon Indenture is in effect on the Closing Date and without giving effect to any modifications or supplements thereto after the Closing
       Date) to be deposited into the Disbursement Account under and as defined in the Verizon Intercreditor Agreement; and"

       3. ADDITIONAL AMENDMENT TO SECTION 1.01. The following definitions are hereby added to Section 1.01 of the Note Agreement to read in their entirety as follows, which definitions shall appear in alphabetical order in Section 1.01:

              "'VERIZON INDENTURE' has the meaning specified in the Holdings Notes Agreement."

              "'VERIZON INTERCREDITOR AGREEMENT' has the meaning specified in the Holdings Notes Agreement."

         4. AMENDMENT TO SECTION 2.03. The reference to the date "September 28, 2001" contained in Section 2.03(e) of the Note Agreement is hereby amended to mean and refer to the date "October 1, 2001".

       5. AMENDMENT TO SECTION 3.01(K). Section 3.01(k) of the Note Agreement is hereby amended and restated to read in its entirety as follows:

              "(k) VERIZON DEBT AGREEMENT. Evidence that Holdings shall have received net cash proceeds in an amount at least equal to $50,000,000 from the issuance at par of secured Indebtedness, pursuant to agreements (including all related shareholder, registration right and other agreements) in form and substance satisfactory to the Purchasers, with the terms and conditions applicable to such Indebtedness being satisfactory in form and substance to each Purchaser, it being understood that such

       Indebtedness shall be incurred by Holdings to finance the monetary obligations referred to in Section 3.01(m) of the Holdings Notes Agreement and shall be secured by the Japan-US Cable Network and related assets and that, in connection therewith, Verizon, Inc. (or the respective affiliate party thereto) shall have entered into intercreditor arrangements satisfactory to the Holdings Notes Agent with respect to the Japan-US Cable Network and such related assets. In addition, to the extent that the Verizon Agreement shall be modified or supplemented in connection with the execution and delivery of the Verizon Debt Agreement, each Purchaser shall have received a copy of such modification or supplement and such modification or supplement shall be satisfactory in form and substance to each Purchaser."

       6. AMENDMENT TO SECTION 4.01(J). CLAUSE (I) of SECTION 4.01(J) of the Note Agreement is hereby amended and restated to read in its entirety as follows:

              "(i) LITIGATION. Other than as set forth on Schedule 4.01(j) hereto, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Obligor, threatened against or affecting Holdings or any Restricted Subsidiary or any business, property or rights of Holdings or any Restricted Subsidiary (A) that involve any Basic Document or the Transactions or (B) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, individually or in the aggregate, has had or could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect."

       7. AMENDMENT TO SECTION 6.01(A). CLAUSE (II) of SECTION 6.01(A) of the Note Agreement is hereby amended and restated to read in its entirety as follows:

              "(ii) existing Indebtedness of Holdings as listed on SCHEDULE 6.01 hereto;"

       8. AMENDMENT TO SECTION 6.02(B). SECTION 6.02(B) of the Note Agreement is hereby amended and restated to read in its entirety as follows:

              "(b) Liens existing on the date hereof listed on SCHEDULE 6.02 hereto;"

       9. AMENDMENT TO SECTION 6.02(H). Section 6.02(h) of the Note Agreement is hereby amended and restated to read in its entirety as follows:

              "(h) Liens securing Indebtedness permitted under Section 6.01(a)(v) and (ix) and 6.01(b)(iv), so long as (i) in the case of Sections 6.01(a)(v) and 6.01(b)(iv), such Liens cover only the assets engineered, constructed, installed, acquired, developed or improved with such Indebtedness and (ii) in the case of Section 6.01(a)(ix), such Liens cover only Property constituting `Verizon Collateral' in accordance with the requirements of the Verizon Intercreditor Agreement;"

       10. AMENDMENT TO SECTION 6.05(A). Clauses (ii) and (iv) of Section 6.05(a) of the Note Agreement are hereby amended and restated to read in their entirety as follows:

              "(ii) cash and Cash Equivalents, provided that all such cash and Cash Equivalents of the Obligors (other than up to $1,000,000 that may be held in operating deposit accounts and up to the amounts permitted by
       Section 6.05(a) of the Holdings Note Agreement to secure obligations in respect of letters of credit) is held in the Collateral Accounts under and as defined in the Senior Security Agreement;"

              "(iv) Investments by the Obligors in Metromedia Fiber Network (Bermuda) Ltd., a Bermuda company and a Wholly Owned Restricted Subsidiary, required under the consortium arrangements for the undersea cables of TAT-14, APCN-2 of which Metromedia Fiber Network (Bermuda) Ltd. is a member, in an aggregate amount (A) not to exceed $28,000,000 during the period commencing on the date hereof through and including December 31, 2001 and (B) not to exceed $38,000,000 during the period commencing on the date hereof through and including December 31, 2002;"

       11. AMENDMENT TO SECTION 6.06(A). A new paragraph is hereby inserted at the end of Section 6.06(a) of the Note Agreement to read as follows:

              "Notwithstanding the foregoing, Holdings will not, and will not permit any of its Subsidiaries to, sell any ownership interest in any allocated capacity in respect of the Japan-US Cable Network if the same would require that Holdings make an offer to purchase the notes issued under the Verizon Debt Agreement pursuant to Section 5.24 of the Verizon Indenture (as the Verizon Indenture is in effect on the Closing Date and without giving effect to any modifications or supplements thereto after the Closing Date)."

       12. AMENDMENT TO SECTION 6.08(1). CLAUSE (A) of SECTION 6.08(I) of the Note Agreement is hereby amended and restated to read in its entirety as follows:

              "(A) restrictions in effect on the date hereof and set forth on
       SCHEDULE 6.08 hereto;"

       13. AMENDMENT TO SECTION 6.12. SECTION 6.12 of the Note Agreement is hereby amended and restated to read in its entirety as follows:

              "Section 6.12 MODIFICATIONS TO CERTAIN AGREEMENTS. None of the Obligors will, nor will it cause or permit any Restricted Subsidiary to, permit any waiver, supplement, modification, amendment, termination or release of (a) the Holdings Senior Notes or the Holdings Subordinated Notes (or any indenture relating thereto), (b) the Holdings Convertible Debt or Equity Documents, (c) the Verizon Debt Agreement or the Verizon Agreement, if, in the case of any modification to the Verizon Agreement, the same would result in (or would reasonably be expected to result in) the reduction of the aggregate amounts payable under the Verizon Agreement to Holdings and its Restricted Subsidiaries during calendar years 2001 and 2002 by more than 10% in either of such years, (d) any of the Holdings Notes Documents in any manner that would increase the amount of any Indebtedness thereunder, increase the rate of interest applicable to any Indebtedness thereunder, shorten the maturity date or the date for payment of any Indebtedness thereunder or otherwise be materially adverse to Holdings or any of its Subsidiaries or the Holders, or (e) any other Material Agreement, or its articles, charter or by-laws, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release under this CLAUSE (E) could reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect. Without limiting the generality of the foregoing, Holdings will not issue any shares of Disqualified Stock. "

       14. AMENDMENT TO SECTION 6.13(H). SECTION 6.13(H) of the Note Agreement is hereby amended and restated to read in its entirety as follows:

              "(h) MAXIMUM CAPITAL EXPENDITURES. The Issuer will cause Holdings to not permit the aggregate amount of Capital Expenditures of Holdings and its Restricted Subsidiaries during any period set forth below to exceed the amount set forth opposite such period:

                                                                Maximum Capital
                          Period                                 Expenditures
                          ------                                 ------------

         Fiscal quarter ending September 30, 2001                $426,000,000
         Fiscal quarter ending December 31, 2001                 $126,000,000
         Fiscal year ending December 31, 2002                     $88,000,000
         Fiscal year ending December 31, 2003                     $98,000,000
         Fiscal year ending December 31, 2004                    $720,000,000
         Fiscal year ending December 31, 2005                    $104,000,000
         Fiscal year ending December 31, 2006                    $169,000,000

              If the aggregate amount of Capital Expenditures for any fiscal quarter or fiscal year (herein, a "FISCAL PERIOD") set forth above shall be less than the amount set forth opposite such Fiscal Period, then 50% of the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) Fiscal Period and, for purposes hereof, the amount of Capital Expenditures made during any Fiscal Period shall be deemed to have been made first from the carryover from any previous Fiscal Period and last from the permitted amount for such Fiscal Period.

              The $426,000,000 figure set forth in the Schedule above for the fiscal quarter ending September 30, 2001 has been prepared under the assumption that not less than $201,000,000 of the equipment purchased from, or delivered by,

       Nortel Networks during such fiscal quarter would be treated as Capital Expenditures under GAAP. To the extent that, by reason of the execution and delivery of this Agreement such assumption is incorrect, then such $426,000,000 figure shall be reduced on a dollar-for-dollar basis by the amount of such equipment so purchased or delivered that is not treated as a Capital Expenditure under GAAP."

       15. AMENDMENTS TO SCHEDULE 4.01(K) AND SCHEDULE 4.01(V). Each of Schedule 4.01(k) and Schedule 4.01(v) of the Note Agreement is hereby amended and restated to read in its entirety as set forth on SCHEDULE 4.01(K) and Schedule 4.01(v), respectively, attached hereto.

       16. AMENDMENT TO NOTE AGREEMENT. The Note Agreement is hereby amended by adding SCHEDULES 4.01(J) 6.01, 6.02 and 6.08 thereto, each as set forth on SCHEDULES 4.01(J), 6.01, 6.02 and 6.08, respectively, attached hereto.

       17. CONDITIONS PRECEDENT. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent, all of which conditions precedent must be satisfied (unless otherwise agreed by the Administrative Agent) on or before September 28, 2001: The Administrative Agent shall have received all of the following, each dated (where applicable and unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Administrative Agent:

              (a) AMENDMENT. This Amendment executed by the parties hereto; and

              (b) ADDITIONAL INFORMATION. Such additional agreements, documents, instruments and information (if any) as the Administrative Agent may reasonably request in connection with this Amendment.

       18. REPRESENTATIONS AND WARRANTIES. The Issuer hereby represents and warrants to, and agrees with, the Administrative Agent and the Purchasers that, as of the date of and after giving effect to this Amendment (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of the Issuer and will not violate the Issuer's corporate charter or bylaws; (b) the term Note Documents as defined in the Note Agreement and as used in any of the Note Documents includes, without limitation, this Amendment; (c) all representations and warranties set forth in the Note Documents are true and correct as if made again on and as of such date (except if and to the extent that such representations and warranties were expressly made only as of another specific date); (d) no Default or Event of Default has occurred and is continuing; (e) there are no offsets, counterclaims or defenses of any type to the Obligations under the Note Agreement; and (f) the Note Agreement, the Security Documents and the other Note Documents (as amended by this Amendment) are and remain legal, valid, binding and enforceable obligations of the Issuer and the other Obligors (as applicable) which are parties thereto in accordance with their terms.

       19. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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                                      -7-


       20. COUNTERPARTS. This Amendment may be executed in any manner of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

       21. NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE NOTE AGREEMENT AND THE OTHER NOTE DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) THE ISSUER OR ANY OTHER OBLIGOR AND (B) THE ADMINISTRATIVE AGENT OR ANY PURCHASER.

       22. AGREEMENT REMAINS IN EFFECT, NO WAIVER. Except as expressly provided herein, all terms and provisions of the Note Agreement and the other Note Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by the Administrative Agent or any Purchaser of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by the Administrative Agent or any Purchaser in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Note Agreement, the Note Documents or otherwise.

       23. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment or any other Note Document shall survive the execution and delivery of this Amendment and the other Note Documents, and no investigation by the Administrative Agent or any Purchaser or any closing shall affect the representations and warranties or the right of the Administrative Agent and the Purchasers to rely upon such representations and warranties.

       24. REFERENCE TO NOTE AGREEMENT. This Amendment shall constitute a Note Document. Each of the Note Documents, including the Note Agreement and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Note Agreement as amended hereby, are (if and to the extent necessary) hereby amended so that any reference in such Note Documents to the Note Agreement shall mean a reference to the Note Agreement as amended hereby.

       25. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

       26. SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Issuer, the Purchasers, the Administrative Agent and their respective successors and assigns; provide , however, that the Issuer may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Purchasers.

       27. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                               ISSUER:


                               METROMEDIA FIBER NETWORK
                               SERVICES, INC.

                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------



                               NORTEL NETWORKS INC.,
                                 as the Administrative Agent and as Purchaser

                               By:
                                  --------------------------------------
                               Name:
                                    ------------------------------------
                               Title:
                                     -----------------------------------